Exhibit 10.2

STARBUCKS CORPORATION
RESTRICTED STOCK UNIT GRANT AGREEMENT
UNDER THE KEY EMPLOYEE SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN
          FOR VALUABLE CONSIDERATION, STARBUCKS CORPORATION (the “Company”), does hereby grant to the individual named below (the “Participant”) an award (the “Award”) for the number of restricted stock units (the “Restricted Stock Units”) as set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units shall vest and become payable in shares of Common Stock (the “Shares”) according to the vesting schedule described below, subject to earlier expiration or termination of the Restricted Stock Units as provided in this Restricted Stock Unit Grant Agreement (“this Agreement”). The Restricted Stock Units shall be subject to the terms and conditions of this Agreement and the terms and conditions of the Key Employee Sub-Plan to the 2005 Long-Term Equity Incentive Plan (together, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Number of Units:
Date of Grant:
Vesting Schedule:
     1. Form and Timing of Payment of Vested Units. Each Restricted Stock Unit represents the right to receive one Share of Common Stock on the date the Restricted Stock Unit vests (the “Vesting Date”). Subject to the other terms of this Agreement and the terms of the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares of Common Stock (and not in cash, as the Plan permits), on, or as soon as practicable after, the Vesting Date, but in any event, within the period ending on the later to occur of the date that is two and one-half months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date or (ii) the Company’s tax year that includes the applicable Vesting Date.
2. Termination of Employment; Change of Control.
          2.1 Termination of Employment. Except as provided in Section 2.2 below, the Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the termination of the Participant’s Active Service with the Company for any reason, including without limitation, voluntary termination by the Participant, termination because of the Participant’s Retirement, Disability or death or termination by the Company because of Misconduct.
          2.2 Change of Control. Upon a Change of Control, the vesting of the Restricted Stock Units shall accelerate and the Restricted Stock Units shall become fully vested and payable to the extent and under the terms and conditions set forth in the Plan; provided, that for purposes of this Section 2.2, “Resignation (or Resign) for Good Reason” shall have the following meaning:
RSU - International

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“Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of a Participant after a Change of Control because of: (1) a material reduction in the Partner’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner materially inconsistent with the Partner’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a material reduction in the Partner’s base salary or total incentive compensation; (4) a material reduction in the Partner’s benefits unless such reduction applies to all Partners of comparable rank; or (5) the relocation of the Partner’s primary work location more than 50 miles from the Partner’s primary work location prior to the Change of Control. Notwithstanding the foregoing, a Participant shall not be deemed to have Resigned for Good Reason unless the Participant, within one year after a Change of Control, (i) notifies the Company of the existence of the condition giving rise to a Resignation for Good Reason within 90 days of the initial existence of such condition, (ii) gives the Company at least 30 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (iii) if the Company does not remedy such condition within such 30-day period, actually terminates employment within 60 days after the expiration of such 30-day period (and before the Company remedies such condition). If the Company remedies such condition within such 30-day period (or at any time prior to the Participant’s actual termination), then any Resignation for Good Reason by the Participant on account of such condition will not be a Resignation for Good Reason.
3. Code Section 409A. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from Section 409A of the Internal Revenue Code. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units.
4. Withholding Taxes. Regardless of any action the Company and/or the Subsidiary employing the Participant (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax or other tax-related items (“Tax-Related Items”), the Participant hereby acknowledges that the ultimate liability for all Tax-Related Items due by the Participant with respect to the Participant’s grant of Restricted Stock Units, vesting of the Restricted Stock Units, or the issuance of Shares (or payment of cash) in settlement of vested Restricted Stock Units is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of Shares in settlement of the Restricted Stock Units, the subsequent sale of Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
Prior to the relevant tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer with respect to Tax-Related Items. In this regard, the Participant hereby authorizes the Company and/or the Employer, in their sole discretion and without any notice to or authorization by the Participant, to withhold from the Shares being distributed under this Award upon vesting that number of whole Shares the fair market value of which (determined by reference to the closing price of the Common Stock on the principal exchange on which the Common Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company and/or Employer with respect to such Award, provided that the Company only withholds the number of Shares necessary to satisfy the minimum

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withholding amount (or such other amount that does not trigger unfavorable accounting, as determined by the Company in its sole discretion). If the Company satisfies the withholding obligation for Tax-Related Items by withholding a number of Shares being distributed under the Award as described above, the Participant hereby acknowledges that the Participant is deemed to have been issued the full number of Shares subject to the Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the grant, vesting and/or settlement of the Restricted Stock Units. In the event the Tax-Related Items withholding obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. If, due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant.
Alternatively, or in addition, the Company may (a) only to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions, sell, or instruct the broker whom it has selected for this purpose to sell the Shares to be issued upon the vesting or settlement, as applicable, of the Participant’s Restricted Stock Units to meet the withholding obligation for Tax-Related Items, and/or (b) withhold all applicable Tax-Related Items payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer.
Finally, the Participant hereby acknowledges that the Participant is required to pay to the Employer any amount of Tax-Related Items that the Employer may be required to withhold as a result of the grant, vesting of the Participant’s Restricted Stock Units, or the issuance of Shares in settlement of vested Restricted Stock Units that cannot be satisfied by the means previously described. The Participant hereby acknowledges that the Company may refuse to deliver the Shares in settlement of the vested Restricted Stock Units to the Participant if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 4. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.
5. Nature of Grant. In accepting the Restricted Stock Units, the Participant acknowledges that: (a) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (b) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (c) the Participant’s participation in the Plan is voluntary; (d) Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary, and that are outside the scope of the Participant’s employment contract, if any; (e) Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (f) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (g) in consideration of the award of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or any diminution in value of the Restricted Stock Units or Shares received when the Restricted Stock Units vest resulting from termination of employment by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Participant irrevocably releases the Company and/or the Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (h) in the

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event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Award; (i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares; and (j) the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
6. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Employer, the Company, and any Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
The Participant understands that Personal Data may be transferred to Fidelity, or such other any third or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares received upon vesting of the Restricted Stock Units. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to realize benefits from the Restricted Stock Units. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
7. Governing Law. The Award grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Washington, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of

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the State of Washington, and agree that such litigation shall be conducted in the courts of King County, or the federal courts for the United States for the 9th Circuit, where this grant is made and/or to be performed.
8. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will take precedence.
9. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit Award and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
10. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11. Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement.
12. Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.
By the Participant’s signature and the Company’s signature below, the Participant and the Company agree that this grant is governed by this Agreement and the Plan.
EXECUTED as of                                         .

STARBUCKS CORPORATION

By

Its

PARTICIPANT

Signature

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